A.R.T. INTERNATIONAL INC.
                              5-7100 Warden Avenue
                            Markham, Ontario L3R 8B5
                               TEL: (905) 477-0252
                               FAX: (905) 477-8769



A.R.T. International Inc. (the "Company") announced today that due to its status as a "foreign private issuer" as defined in the Securities and Exchange Act of 1934, it has elected to begin filing its financial reports and other applicable disclosure documents under Canadian (Ontario) requirements effective November 30, 2002. The Company is incorporated under the laws of the Province of Ontario, Canada and as of November 30, 2002, more than 50 percent of its outstanding voting shares are held by non-U.S. residents. A majority of the executive officers and directors are Canadian citizens and residents, and more than 50% of the Company's assets are located in Canada. Further, the Company's business is managed primarily in Canada thus causing it to become a "foreign private issuer" as defined in the Act.

The Company will file an annual report on Form 20-F with the Securities and Exchange Commission (SEC) within six months of the end of its fiscal year and will also issue such public filings required pursuant to Canadian law, such as quarterly reports and news releases, with the SEC on Form 6-K. All of the Company's disclosure filings will continue to be available in the EDGAR (www.sec.gov/edgar) data base.